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[STRADLEY RONON STEVENS & YOUNG, LLP LETTERHEAD]

Robert K. Fulton
(215)564-8042
rfulton@stradley.com

Direct Dial: (215) 564-8042

August 27, 1999

The Daruma Funds, Inc.
60 East 42nd Street
Suite 1112
New York, New York 10165

Re:The Daruma Funds, Inc.  Form N-lA
Post-effective Amendment No. 5 to the Registration Statement under the Securities Act of 1933
Post-effective Amendment No. 5 to the Registration Statement under the Investment Company Act of 1940
Securities Act Registration No. 333-3709
Investment Company Act No. 811-07621
Legal Opinion-Securities Act of 1933

Ladies and Gentlemen:

We have examined the Articles of Incorporation (the "Articles") of The Daruma Funds, Inc. (the "Fund"), a series corporation organized under the laws of the State of Maryland, the By-Laws of the Fund and the resolutions adopted by the Fund's Board of Directors organizing the business of the Fund and the various pertinent proceedings we deem material. We have also examined the Registration Statement filed with the U.S. Securities and Exchange Commission (the "Commission") under the Investment Company Act of 1940 (the "Investment Company Act") and the Securities Act of 1933 (the "Securities Act"), as amended to date, as well as other items we deem material to this opinion. As to various questions of fact material to our opinion, we have relied upon statements and certificates of officers and representatives of the Fund, public officials and others.

The Fund is authorized by its Articles to issue one billion (1,000,000,000) shares of common stock with a par value of $.001 per share ("Common Stock).
The Fund currently issues shares of Common Stock in one (1) series designated in the Articles as the "Daruma Mid-
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The Daruma Funds, Inc.
August 27, 1999
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Cap Value Fund" (the "Mid-Cap Value Fund").  The Articles allocate one-hundred million (100 million) shares of common stock to the Mid-Cap Value Fund. The Articles authorize the Board of Directors to designate one or more additional series or classes of shares of the Fund and to allocate shares of Common Stock to each such series or class. If no additional series of the Fund are designated by the Board of Directors, the Articles provide that the remaining nine-hundred million (900 million) shares of Common Stock may be issued in the Mid-Cap Value Fund.

The Registration Statement is deemed to register an indefinite number of shares of the Fund pursuant to the provisions of Rule 24f-2 under the Investment Company Act. You have further advised us that the Fund has filed, and each year hereafter will timely file, a Notice pursuant to Rule 24f-2 perfecting the registration of the shares sold by the Fund during each fiscal year during which such registration of an indefinite number of shares remains in effect.

You have also informed us that the shares of the Fund have been, and will continue to be, sold in accordance with the Fund's usual method of distributing its registered shares, under which prospectuses are made available for delivery to offerees and purchasers of such shares in accordance with Section 5(b) of the Securities Act.

Based upon the foregoing information and examination, so long as the Fund remains a valid and subsisting corporation under the laws of the State of Maryland, and the registration of an indefinite number of shares of the Fund, the remains effective, the authorized shares of the Fund when issued for the consideration set by the Board of Directors pursuant to the Articles, and subject to compliance with Rule 24f-2, will be legally outstanding, fully-paid, and non-assessable shares, and the holders of such shares will have all the rights provided for with respect to such holding by the Articles and the laws of the State of Maryland.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement of the Fund, and any amendments thereto (including the Post-Effective Amendment), covering the registration of the shares of the Fund under the Securities Act and the applications, registration statements or notice filings, and amendments thereto, filed in accordance with the securities laws of the several states in which shares of the Fund are offered, and we further consent to reference in the registration statement of the Fund to the fact that this opinion concerning the legality of the issue has been rendered by us.

Very truly yours,

STRADLEY, RONON, STEVENS & YOUNG, LLP

BY: /s/ Robert K. Fulton
Robert K. Fulton
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